                                                                   EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT
                              --------------------

     EMPLOYMENT AGREEMENT (the "Agreement") made and entered into as of the 24th day of June, 1997 by and between SMT Health Services Inc., a Delaware corporation (the "Company"), and Jeff D. Bergman (the "Employee"). This Agreement shall become effective (the "Effective Date") upon the closing of the offer, by Three Rivers Acquisition Corp., a Delaware corporation ("Acquisition Corp."), to purchase all of the issued and outstanding common stock, par value $.01 per share (the "Common Stock") of the Company (the "Tender Offer"). If the Tender Offer is not consummated, this Agreement shall become null and void and the employment agreement with Employee dated July 1, 1996 shall remain in full force and effect.

                                  WITNESSETH:
                                  -----------

     WHEREAS, Acquisition Corp. is a wholly-owned subsidiary of Three Rivers Holding Corp. ("Parent");

     WHEREAS, pursuant to an Agreement and Plan of Merger of even date by and among Parent, Acquisition Corp. and the Company (the "Merger Agreement"), Acquisition Corp. will commence the Tender Offer and following the consummation of the Tender Offer, Acquisition Corp. will merge with and into the Company, with the Company being the survivor, pursuant to the terms and conditions set forth in the Merger Agreement (the "Merger");

     WHEREAS, Parent and the Company desire to secure the continued employment of Employee by the Company in an executive capacity following the Tender Offer and Merger; and

     WHEREAS, the Company and the Employee desire to enter into this Agreement in order to set forth certain terms and conditions of Employee's continued employment with the Company and to terminate the existing employment agreement dated as of July 1, 1996;

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

     1.  Employment.  The Company hereby agrees to continue to employ the
         -----------
Employee and the Employee hereby agrees to continue to be employed by the Company commencing on the Effective Date for the Term (as defined below) of the Agreement, in the position and with the duties and responsibilities set forth in
Section 2 below, and upon the other terms and subject to the conditions hereinafter stated.

     2.  Position, Duties and Responsibilities.
         --------------------------------------

     (a) During the Term of the Agreement, the Employee shall serve as the Chairman of the Board, President and Chief Executive Officer of the Company and shall be consulted by the Compensation Committee with respect to compensation issues. The Employee shall have general executive supervision over the business and affairs of the Company, subject to the policies and directions of, and the executive responsibilities that may be assigned to him (which in each case shall be consistent with his position and title) by and reporting directly and solely to, the Board of Directors of the Company (the "Board of Directors"). The Employee shall generally be responsible for supervising the development, coordination and implementation of the strategies for the Company's business. The Employee shall have general supervisory authority over the executive officers and other employees of the Company. The Employee shall be a signatory, at all times during the term of this Agreement, on all bank accounts, of every nature and kind, and all other banking arrangements, including safety deposit boxes, lockbox accounts, and the like. Employee's duties shall be performed principally at the Company's executive offices which are located in the Pittsburgh Metropolitan Area and Employee shall not be required to perform duties outside the Pittsburgh Metropolitan Area which would necessitate changing his present residence, unless Employee otherwise agrees in writing. For purposes of this Agreement, the term "Pittsburgh Metropolitan Area" shall encompass the City of Pittsburgh, Pennsylvania, the Borough of Wexford, Pennsylvania, and the territory within a fifteen (15) mile radius of such borough. The Company agrees that it shall not relocate or transfer its principal executive offices to a location outside the Pittsburgh Metropolitan Area.

     (b) During the Term, the Employee shall devote such time and attention to affairs of the Company as he reasonably believes is necessary to accomplish the results set forth in the Company's Business Plan, which has been provided to him by the Company, as amended from time to time with his concurrence and Employee shall be prohibited from entering into any other employment relationships; provided, however, that nothing contained herein shall prohibit the Employee from (a) engaging in officiating in the National Football League or other leagues approved by the Board of Directors, (b) serving as a member of the Board of Directors or officer of any other for-profit entity so long as Employee has obtained the prior consent of Board of Directors , or (c) engaging in charitable and community affairs.

     3.  Term.  The initial term of this Agreement shall be for a period of
         -----
three (3) years, commencing on the Effective Date (the "Initial Term") . On each quarterly anniversary of the Effective Date while Employee remains employed hereunder, commencing one year and three months after the Effective Date, the Initial Term shall be automatically extended by three months ("Renewal Period"), and this Agreement shall continue in effect until Employee's employment hereunder is terminated pursuant to Section 5 hereof (the Initial Term of this Agreement, as extended by each Renewal Period, is hereinafter defined as the "Term").
--------

     4.  Compensation.  For the services rendered by Employee pursuant to
         -------------
Section 2 during the Term, the Employee shall be paid the compensation and receive the benefits as set forth on Exhibit A annexed hereto.
                                     ---------

     5.  Termination of Agreement.  The Employee's employment hereunder may be
         -------------------------
terminated only as follows:

     (a) By the Company Without Cause.  The Company may at any time terminate
         -----------------------------
the Employee's employment hereunder without Cause, by affirmative vote of a majority of the entire Board of Directors (without counting the presence or vote of the Employee), and upon no less than sixty (60) days' prior written notice to the Employee.
-------------

     (b) By the Employee Without Good Reason.  The Employee may at any time
         ------------------------------------
terminate his employment hereunder for any reason upon no less than sixty (60) days' prior written notice to the Company; provided; however; Section 5(d) hereof shall apply in lieu of this Section 5(b) to any termination of employment by the Employee for Good Reason (as defined therein).

     (c) By the Company for Cause.  The Company may at any time terminate the
         -------------------------
Employee's employment hereunder for Cause. Prior to termination for Cause, the Company by affirmative vote of a majority of the entire Board of Directors (without counting the presence or vote of the Employee) shall give the Employee prompt written notice specifying in reasonable detail the conduct which is believed to provide the basis for a termination of Employee for Cause (the "Notice"). "Cause" shall mean only one or more of the following:

     (i) The material breach of this Agreement by Employee, which breach shall not have been cured by Employee within twenty (20) days after the Employee's receipt from the Company at the direction of a majority of the entire Board of Directors (without counting the presence or vote of the Employee) of written notice specifying in reasonable detail the nature of Employee's breach;

     (ii) The Employee is charged with a crime involving fraud, theft or dishonesty involving more than $1,000 or any felony; and

     (iii) Any willful act or acts by Employee which is materially injurious to the Company (excluding any act ratified or approved by the Board of Directors of the Company and further excluding any act taken by Employee in good faith with a reasonable belief that such act was in the best interests of the Company).

Neither the Employee's participation in or presence at any meeting at which a for Cause termination is discussed nor the Employee's efforts to cease or cure any conduct purported to be sufficient basis for a for Cause termination, shall be considered an admission, acknowledgment or agreement that such conduct does in fact provide a sufficient basis for a for Cause termination.

     (d) By the Employee for Good Reason.  The Employee may terminate employment
         --------------------------------
hereunder for Good Reason at any time by providing prompt written notice to the Company within a reasonable time after the occurrence of the event(s) constituting such Good Reason. For purposes of this Agreement, "Good Reason" means only one or more of the following:

     (i) The material breach of this Agreement by the Company, which breach shall not have been cured by the Company within thirty (30) days after the Company's receipt from the Employee or his agent of written notice specifying in reasonable detail the nature of the Company's breach.

     (ii) The required relocation of the Employee out of the Company's principal executive offices or the Pittsburgh Metropolitan Area without his specific prior written consent.

     (iii) The assignment to the Employee of any duties inconsistent in any material respect with the Employee's position (including status and reporting requirements), authority, duties, powers or responsibilities as contemplated by
Section 2 of this Agreement, or any other diminution of such authority, duties, position or responsibilities, excluding for this purpose any isolated, insubstantial action by the Company not taken in bad faith and which is remedied by the Company within thirty (30) days after receipt of written notice from the Employee to the Company that such action will be considered a Good Reason hereunder unless timely remedied.

     (iv) A material increase in Employee's responsibilities, workload, required hours or travel from that required hereunder not remedied by the Company within thirty (30) days after receipt of written notice from Employee to the Company that such increase will be considered a Good Reason hereunder unless timely remedied.

     (e) Death.  The Employee's employment for all purposes under this Agreement
         ------
shall terminate upon his death.

     (f) Disability.  In the event that the Employee is determined by a
         -----------
physician's written evaluation delivered to the Company (i) to be "permanently and totally disabled" as defined in (S) 22(e)(3) of the Internal Revenue Code of 1986, as amended, or (ii) to have been for a period exceeding one year unable to perform the important duties hereunder due to an injury or sickness (and has not performed any such work) then the Company may, at its discretion, upon sixty
(60) days notice to the Employee or his guardian, as the case may be, terminate the Employee's employment hereunder.

     (g) Mutual Written Agreement.  This Agreement and the Employee's employment
         -------------------------
hereunder may be terminated at any time by the mutual written agreement of the Employee and the Company.

     (h) Consulting Arrangement.  Either the Company or the Employee may
         -----------------------
terminate the Employee's employment under this Agreement, upon at least ninety
(90) days' notice, with such termination to be effective on the first anniversary after the Effective Date with the Employee thereby agreeing to provide consulting services to the Company for a period of two (2) years following such termination and shall receive continued payment of an amount per annum equal to Base Salary (as defined in Exhibit A) during such two (2) year period payable no less frequently than monthly. The Employee's consulting arrangement shall require him to be available no more than one (1) day per week, via telephone, at the request of management while taking into account the Employee's prior commitments and scheduling constraints.

     6.  Compensation in Event of Termination.
         -------------------------------------

     (a) Termination by Employee for Good Reason; by Company Without Cause. In
         ------------------------------------------------------------------
the event that the Employee's employment hereunder is terminated: (i) by the Company without Cause pursuant to Section 5(a) hereof; or (ii) by the Employee for Good Reason pursuant to Section 5(d) hereof, then the Company shall pay or provide in the same manner as before termination, as applicable, the following compensation and benefits to the Employee:

     (i) Immediate payment of full salary, bonuses (average of the two (2) years first preceding such termination), and benefits to which he is entitled as of the date of such termination (including Automobile Allowance) during the time period equal to the remaining Term of the Agreement immediately prior to the Employee's termination (without regard to any future renewals that would have occurred absent such termination) (the "Termination Period");

     (ii) Any other amounts, awards, benefits or other compensation to which the Employee is or, prior to his termination of employment, was entitled during the Termination Period under any of the Company's other cash compensation or bonus plans which to the extent of any vesting dates occurring during the Termination Period, shall be considered to vest on such date notwithstanding such termination; and

     (iii) Continuing coverage, to the extent not prohibited by law, during the Termination Period or until comparable benefits are made available to him in connection with subsequent employment, whichever period is shorter, for the Employee and his eligible dependents under all of the Company benefit plans in effect and applicable to Employee and his eligible dependents as of the date of termination. In the event that the Employee and/or his eligible dependents, because of the Employee's terminated status, cannot be covered or fully covered under any or all of the Company benefit plans, the Company shall continue to provide the Employee and/or his eligible dependents with the same level of such coverage in effect prior to termination, on an unfunded basis if necessary.

     (b) Termination for Cause by the Company.  In the event that the Company
         -------------------------------------
shall terminate the Employee's employment hereunder for Cause pursuant to
Section 5(c), this Agreement shall forthwith terminate and the obligations of the parties hereto shall be as set forth in Section 9 hereof.

     (c) Termination by Employee Without Good Reason or for Consulting
         -------------------------------------------------------------
Arrangement.  In the event that the Employee shall terminate employment
------------
hereunder (other than for Good Reason) pursuant to Section 5(b) or Employee's employment shall be terminated pursuant to Section 5(h) hereof, this Agreement shall forthwith terminate and the obligations of the parties hereto shall be as set forth in Section 9 hereof, and in the case of Section 5(h), in accordance with its terms.

     (d) Death.  In the event of the death of the Employee, then the Company
         ------
shall pay (or cause to be paid), within thirty (30) days of such death, or provide in the same manner as before the Employee's death, as applicable, the following compensation and benefits to the estate of the Employee, or the Employee's personal representative, or to those individuals designated in a writing delivered to the Company by the Employee prior to his death;

     (i) A lump sum payment equal to the sum of (A) the Employee's highest annual Base Salary; (B) the Employee's highest annualized Automobile Allowance; and (C) the Employee's highest award under the Company's Profit Sharing Plan, in each case, for any of the three years preceding the date of such termination (the "Lump Sum Amount"); and


     (ii) Continuing coverage, to the extent not prohibited by law, for a period of twelve (12) months from the date of Employee's death for the Employee's eligible dependents under all of the Company Benefit Plans in effect and applicable to Employee and his eligible dependents as of the date of death. In the event that such eligible dependents, cannot be covered or fully covered under any or all of the Company benefit plans, the Company shall continue to provide the Employee and/or his eligible dependents with the same level of such coverage in effect prior to termination, on an unfunded basis if necessary.

     (e) Disability.  In the event that the Company elects to terminate the
         -----------
Employee's employment hereunder pursuant to Section 5(f), then the Company shall pay (or cause to be paid) within thirty (30) days of the such termination or provide in the same manner as before termination, as applicable, the following compensation and benefits to the Employee or his personal representative:

     (i) All amounts as the Employee is entitled to under the Company's disability policy and program applicable to Employee;

     (ii)  The Lump Sum Amount; and

     (iii) Continuing coverage, to the extent not prohibited by law, for a period of twelve (12) months from the date of Employee's termination or until comparable benefits are made available to him in connection with subsequent employment, whichever period is shorter, for the Employee and his eligible dependents under all of the Company Benefit Plans in effect and applicable to Employee and his eligible dependents as of the date of termination. In the event that the Employee and his eligible dependents, because of the Employee's terminated status, cannot be covered or fully covered under any or all of the Company benefit plans, the Company shall continue to provide the Employee and/or his eligible dependents with the same level of such coverage in effect prior to termination, on the unfunded basis if necessary.

     (f) Mutual Written Consent.  In the event that the Employee and the Company
         -----------------------
shall terminate the Employer's employment by mutual written agreement, the Company shall pay such compensation and provide such benefits, if any, as the parties may mutually agree upon in writing.

The Employee shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking employment or otherwise, nor shall any amounts received from employment, insurance or otherwise by the Employee offset or reduce in any manner the obligations of the Company hereunder.

     7.  Representations.  The Employee hereby represents and warrants that he
         ----------------
has provided the Company with properly executed IRS Forms 4669 for each tax year in which he has exercised a Company Option or Warrant which certifies that such Employee has paid in full all income and other taxes attributable to the compensation income he was required to recognize for federal income tax purposes in such year and such Employee hereby acknowledges that the statements made in such Forms 4669 are true, complete and correct.

     8.  Expenses.  Employee will be reimbursed all reasonable, ordinary and
         ---------
necessary business expenses, including expenses for entertainment, travel and similar items that are approved by the Company. The Company will reimburse Employee for all expenses upon a presentation of Employee of itemized accounts of such expenditures in accordance and in the manner in a form reasonably described by the Company.

     9.  Effect of Termination.  Upon the termination of the Employee's
         ----------------------
employment hereunder, neither the Company nor the Employee shall have any remaining duties or obligations hereunder except that:

     (a)  the Company shall:

     (i) Pay the employee's accrued salary and any other accrued benefits for all periods ending on or prior to the date of termination under Sections 4, 5 or 6 hereof and Exhibit A annexed hereto;
             ---------

     (ii) Reimburse the Employee for expenses incurred in accordance with
Section 8 hereof for all periods ending on or prior to the date of termination;

     (iii) Pay or otherwise provide for any benefits, payments or continuation or conversion rights in accordance with the provisions of any Company benefit plan of which the Employee or any of his dependents is or was a participant and to which Employee or his dependents are entitled through date of termination or as otherwise required by law;

     (iv) Pay all compensation previously deferred by Employee and not yet paid by Company (together with interest, if any, thereon) and any other accrued benefits, including accrued vacation pay and the annual estate planning allowance through the date of termination not yet paid by the Company.

     (v) Pay the Employee and his beneficiaries any compensation or provide the Employee or his eligible dependents any benefits due pursuant to Sections 4, 5 and 6 hereof or Exhibit A annexed hereto.
                ---------

     (b) Employee shall remain bound by the terms of Section 10 hereof.

     (c) The Company shall be authorized to withhold from any payment to the Employee, his estate or his beneficiaries hereunder all such amounts, if any, that the Company may reasonably determine it is required to withhold pursuant to any applicable law or regulation.

     10.  Restrictions.  The Company has invested and will continue to invest
          -------------
considerable resources in the development of its business and in the research, development and design of its activities and their delivery, which investment has or will result in the generation of proprietary, confidential and/or trade secret data, information, techniques and materials, both tangible and intangible, which are owned by the Company.

     (a) The Employee agrees that during the Term and for a period of two (2) years from the last day for which the Employee receives any payment either as a consultant or an employee (the "Restriction Period") (e.g., if Employee receives two years "severance" upon termination, then the Restriction Period is four (4) years from the date of termination), he will not directly or indirectly (i) engage in imaging business (the "Company Business") within the United States;
(ii) compete or participate as agent, employee, consultant, advisor, representative or otherwise in any enterprise engaged in a business which has any material operations engaged in the Company Business within the United States; or (iii) compete or participate as a stockholder, partner or joint venturer, or have any direct or indirect financial interest, in any enterprise which has any material operations engaged in the Company Business within the United States; provided, however, that nothing contained herein shall prohibit the Employee from (A) owning, operating or managing any business, or acting upon any business opportunity after obtaining approval of a majority of the Board of Directors of the Company and a majority of the independent members of the Board of Directors of the Company (if any); or (B) owning no more than five percent (5%) of the equity of any entity with respect to which Employee does not serve as an officer, director, employee, consultant or in any other capacity other than as an investor.

     (b) The Employee shall abide by and be bound as part of the employment relationship created by this Agreement to comply with the provisions regarding confidential information, attached as Exhibit B annexed hereto.
                                      ---------

     (c) To the extent the Employee develops, makes, conceives, contributes to or reduces to practice any intellectual property related to the duties of the Employee hereunder or which results in any way from the Employee using the resources of the Company, such intellectual property is and shall be the sole and exclusive property of the Company. Accordingly, the Employee shall abide by and be bound to comply with the provisions regarding ownership of intellectual property, attached as Exhibit C annexed hereto.
                      ---------

     (d) During the Term and the Restriction Period, the Employee shall abide by and be bound to comply with the additional restrictive covenants of the Company attached as Exhibit D annexed hereto.
            ---------

     (e) Employee agrees and acknowledges that the compensation due to him hereunder shall be full and adequate consideration for the Employee's agreement to the foregoing restrictions.

Nothing in this Section 10 is intended to enhance or increase the rights otherwise available to the Employee in respect of an unlawful act or omission by the Company.

     11.  Acknowledgment.  The Employee acknowledges that the restrictions set
          ---------------
forth in Section 10 hereto are reasonable in scope and essential to the preservation of the Company's business and proprietary properties and that the compensation paid to him pursuant to paragraph 10(e) fully compensates him for accepting such restrictions. The Company acknowledges that the compensation paid to the Employee pursuant to paragraph 10(e) is a reasonable payment for his acceptance of the restrictions in Section 10.

     12.  Severability of Covenants.  The covenants of the Employee contained in
          --------------------------
Section 10 hereto shall be construed as an agreement independent of any other provision in this Agreement and the existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. If, at the time of enforcement, any sentence, paragraph, clause, or combination of the same of such independent agreement in Section 10 is in violation of the law of any state where applicable, such sentence, paragraph, clause, or combination of the same shall be void in the jurisdictions where it is unlawful, and the remainder of such paragraph in Section 10 shall remain binding on the parties. In the event that any part of any covenant of Section 10 is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties agree that such court shall substitute a judicially enforceable limitation in its place, and that as so modified, the covenants shall be binding upon the parties as if originally set forth in this Agreement.

     13.  Notices.  All notices and other communications hereunder shall be in
          --------
writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, or by telecopy (immediately followed by telephone confirmation of delivery of such telecopy with the intended recipient of such notice and by notice in writing sent promptly by registered or certified mail as provided above) to the parties to this Agreement at the following addresses or at such other address for a party as shall be specified by like notice:

To the Company:

     Josh Harris
     SMT Health Services Inc.
     c/o  Parent
     1301 Avenue of the Americas, 38th Floor
     New York, NY 10019
     (212) 261-4000
     (212) 261-4102 (facsimile)

With a copy to:

     John J. Suydam, Esquire
     O'Sullivan Graev & Karabell, LLP
     30 Rockefeller Plaza, 41st Floor
     New York, NY 10112
     (212) 408-2400
     (212) 408-2420 (facsimile)

To the Employee:

     Jeff D. Bergman
     335 Golfside Drive
     Wexford, Pennsylvania 15090

With a copy to:

     Ronald Basso, Esquire
     Buchanan Ingersoll Professional Corporation
     One Oxford Centre
     20th Floor, 301 Grant Street
     Pittsburgh, Pennsylvania 15219
     (412) 562-3943
     (412) 562-1041 (facsimile)

All such notices and communications shall be deemed to have been received on the date of personal delivery, on the date that the telecopy is confirmed as having been received or on the third business day after the mailing thereof, as the case may be.

     14.  Governing Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the Commonwealth of Pennsylvania, without regard to its choice of law provisions.

     15.  Severability.  If any provision of this Agreement is held to be
          -------------
illegal, invalid or unenforceable under present or future laws effective during the Term, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be effected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible and still be legal, valid or enforceable. The lack of deductibility or recharacterization for tax or accounting purposes, or the imposition of any excise taxes or penalties, fines or other charges, or imposition of any injunction or similar restraint against the Company with respect to the payment of any amount or provision of any benefit hereunder, shall not be construed to make the provisions of this Agreement providing for such payment or provision "illegal, invalid or unenforceable", nor in any manner reduce the entitlement of the Employee, or his successor or assign to receive such payment or benefit.

     16.  Recharacterization of Payments.  To the extent that, but for this
          -------------------------------
Section 16, any payment or benefit hereunder is determined by the Company's outside auditors, Internal Revenue Service, or by any court of component jurisdiction to be an "Excess Parachute Payment" as defined in Section 280G
(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), such amount as may be necessary to preclude any such payment or benefit from being considered an "Excess Parachute Payment" shall be recharacterized and shall constitute an unsecured, long-term loan from the Company to the Employee, his personal representative, his successors or assigns, as the case may be, payable together with accrued interest on the tenth anniversary of the payment of such recharacterized payment or the receipt of such recharacterized benefit, with interest at the Applicable Federal Rate for loans in excess of nine years, as defined in Section 1274 of the Code, on such principal amount. Such loan shall be evidenced by a promissory note in the form attached hereto as Exhibit E.

     17.  Indemnification.  The Company agrees to indemnify the Employee to the
          ----------------
fullest extent permitted by law for his services to, or on behalf of the Company, as an Employee hereunder, as a director and in any and every other capacity in which he may serve the Company or its interests. In furtherance of such agreement to indemnify, but not by way of limitation, from and after the Merger, the terms of the Company's Certificate of Incorporation and By-Laws shall provide for such indemnification and payment of expenses substantially the same as contained in Exhibit F, such provisions are hereby incorporated by
                     ---------
reference as if fully stated herein. Additionally, the provisions of Exhibit G
                                                                     ---------
shall supplement such provisions. For the purpose of this Agreement, any amendment to said Certificate of Incorporation or By-Laws shall not be effective to reduce, qualify or otherwise limit the scope, benefit or enforceability of this provision; provided, however, if any such amendment extends or improves the
                --------  -------
scope, benefit or enforceability of the indemnification and payment of expenses contained in such By-Laws for any officer, director, employee or agent, such extended or improved provisions shall be deemed to be incorporated by reference herein for the benefit of the Employee without any further action by the Company or the Employee.


     18.  Arbitration.  Except as otherwise provided herein, in the event of any
          ------------
controversy, dispute or claim arising out of, or relating to, this Agreement, or the breach thereof, or arising out of any other matter relating to the Employee's employment with the Company or the termination of such employment, the parties may seek recourse only for temporary or preliminary injunctive relief to the courts having jurisdiction thereof and if any relief other than injunctive relief is sought, the Company and the Employee agree that such underlying controversy, dispute or claim shall be settled by arbitration conducted in Pittsburgh, Pennsylvania, in accordance with this Section 18 of the Agreement and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The matter shall be heard and decided, and awards rendered, by a panel of three (3) arbitrators (the "Arbitration Panel") each of which shall have at least ten (10) years' experience in executive compensation and employment matters. The Company and the Employee shall each select one qualified arbitrator from the AAA National Panel of Commercial Arbitrators (the "Commercial Panel") and AAA shall select a third qualified arbitrator from the Commercial Panel. The award rendered by the Arbitration Panel shall be final and binding as between the parties hereto and their heirs, executors, administrators, successors and assigns, and judgment on the award may be entered by any court having jurisdiction thereof.


     19.  Entire Agreement.  This Agreement sets forth the entire understanding
          -----------------
of the parties with respect to the matters specified herein. No other terms or conditions and no amendments or modifications shall be binding unless made in writing and signed by the parties hereto. Upon the Effective Date, the parties agree that the Employee Agreement dated as of July 1, 1996, shall terminate without further obligation to either party.

     20.  Binding Effect.  This Agreement shall be binding upon the parties
          ---------------
hereto and shall inure to the benefit of such parties, their respective heirs, representatives, successors and permitted assigns. This Agreement may not be assigned by the Employee nor may it be assigned by the Company without the Employee's consent.

     21.  Expenses.  The Company shall bear the costs of all expenses associated
          ---------
with the creation, negotiation and execution of this Agreement, including the fees of its counsel, the Employee's counsel and of any consultant retained by the Company to advise the Employee and/or the Board of Directors with respect to the terms and conditions of this Agreement. The Company shall bear the full cost of each arbitrator selected pursuant to Section 18 hereof with respect to any dispute hereunder. Otherwise, each party shall pay their individual expenses with respect to this Agreement. In the event of any litigation or arbitration, the party that ultimately prevails shall be reimbursed all of its reasonable expenses.




              * * * SIGNATURES APPEAR ON THE FOLLOWING PAGE * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


                                  THREE RIVERS HOLDING CORP.



                                  By: /s/ JOSHUA HARRIS
                                     ____________________________________

                                  Name: Joshua Harris
                                       __________________________________

                                  Title:_________________________________


                                  THREE RIVERS ACQUISITION CORP.



                                  By: /s/ JOSHUA HARRIS
                                     ____________________________________

                                  Name: Joshua Harris
                                       __________________________________

                                  Title:_________________________________

                                  SMT HEALTH SERVICES INC.



                                  By: /s/ DANIEL DICKMAN
                                     ____________________________________

                                  Name: Daniel Dickman
                                       __________________________________

                                  Title: EXECUTIVE VICE PRESIDENT & COO
                                        _________________________________

                                  EMPLOYEE:


                                  /s/ JEFF D. BERGMAN
                                  ----------------------------------
                                            Jeff D. Bergman

                                   EXHIBIT A

                 COMPENSATION AND BENEFITS OF JEFF D. BERGMAN
                 --------------------------------------------

     1.  Compensation.  (a)  Base Salary.  The Employee's base salary (the
         -------------       ------------
"Base Salary"), payable in accordance with the Company's payroll policies, shall be at least $240,000 per year, adjusted upward every January 1 (commencing January 1, 1998) to reflect the increase in the cost of living, if any, between the date of this Agreement and the date of each such adjustment. Such adjustments shall be based upon the Consumer Price Index, by Major Groups, for Wage Earners and Clerical Workers (1967=100) For All Items United States (the "CPI") (or if that index is discontinued during the Term, a similar index (the "Alternative Index") prepared by a department or agency of the United Stated Government, to be agreed upon by the Employee and the Company.)

     (b) Bonus.  The Company shall make available and the Employee shall
         ------
participate in a bonus pool (the "Bonus Pool" or the "Profit Sharing Plan") equal to fifteen percent (15%) of the Company's pre-tax income (excluding the effect of the Bonus Pool and adjusted for any non-recurring gains and losses) for the twelve (12) month period ended on June 30, 1997, but in no event resulting in a Bonus Pool greater than $1,240,000, of the Company and its consolidated subsidiaries as determined by the Company's independent public accountants for financial reporting purposes in accordance with generally accepted accounting principles, practices and methods, consistently applied. The Bonus Pool shall be a fixed annual amount and the Employee shall be eligible to receive one-quarter (1/4) of the Bonus Pool. The payment of the Employee's portion of the Bonus Pool shall be conditioned on achievement by the Company of reasonably achievable performance objectives established by the Compensation Committee and occur following each June 30 and December 31, with the December 31 payment adjusting for any excess/shortfall in the June 30 payment. The board of directors may, but need not, consider the recommendation of any committee of the Board in determining such participants and allocations. The Profit Sharing Plan shall provide that it may not be terminated suspended, revoked or the like, or amended, except by resolution of a majority of the directors then in office.

     2.  Car Allowance.  The Company shall pay to the Employee, on the first day
         --------------
of each month during the Term, a monthly automobile allowance (the "Automobile Allowance") of not less than $1,000, to help defray the costs associated with Employee's acquisition or maintenance (by lease or otherwise) of an automobile and the related insurance and maintenance therefor. The Automobile Allowance shall be adjusted upward every January 1 (commencing January 1, 1998) to reflect the increase in the cost of living, if any, between the date of this Agreement and the date of each such adjustment. Such adjustments shall be based upon the CPI (or if that index is discontinued during the Term, the Alternate Index).

     3.  Vacation.  The Employee shall be entitled to all legal holidays, and
         ---------
six (6) weeks paid vacation per annum, with the option to accrue any unused vacation time to subsequent periods or to collect payment for any unused vacation at the end of each fiscal year at the Employee's then applicable Base Salary.

     4.  Insurance and Benefits.  The Employee and his "dependents," to the
         -----------------------
extent eligible thereunder, shall be entitled to participate in all employee and executive benefit plans, programs and policies currently available to other Company employees of comparable status, title and experience, as well as any plans, programs and policies adopted by the Company during the Term of this Agreement.

     5.  Life Insurance.  Assuming the Employee is insurable at ordinary rates,
         ---------------
the Company shall pay for the entire premium on a life insurance contract, in the amount of $1,000,000 on the life of the Employee, which shall be subject to a "split dollar" plan pursuant to which the Employee shall have the exclusive right to designate the beneficiary, and shall have the right to have the policy transferred to his name upon his termination of employment without additional cost. Pursuant to such "split dollar" plan, Employee is expected to recognize income with respect to the PS58 cost of such insurance. The Employee shall cooperate in any effort by the Company to secure additional key man life insurance on his life, in such amount as may be determined by the Board of Directors, with the beneficiaries designated by the Company.

     6.  Estate and Tax Planning Allowance.  The Company shall pay the Employee
         ----------------------------------
a tri-annual (every third year) Estate and Tax Planning Allowance of up to $7,500 to help defray the costs associated with Estate and Tax Planning (which shall be due and payable on the presentation of invoices for such services). The Estate and Tax Planning Allowance shall be adjusted upward on each third anniversary of this Agreement to reflect the increase in the cost of living, if any, between the date of this Agreement and the date of each such adjustment. Such adjustment shall be based upon the CPI (or if that index is discontinued during the Term, the Alternate Index).

     7.  Club Allowance.  The Company shall pay or reimburse the Employee for
         ---------------
the monthly or annual dues for a membership by the Employee in one local country club, one out-of-town country club and one business club, each of the Employee's own selection, subject to approval by the Compensation Committee that each such club is an appropriate business venue for furthering the Company's business interest.

     8.  401k Plan.   The Company shall maintain a 401k Plan similar to the 401k
         ----------
Plan which the Company maintained prior to the Merger.

                                   EXHIBIT B


                 PROVISIONS RELATED TO CONFIDENTIAL INFORMATION
                 ----------------------------------------------

     Definitions.  As used herein the term the "Company" means SMT Health
     ------------
Services Inc., or any subsidiary thereof. As used herein the term "Confidential Information" means any and all information in any way related to the products or business of the Company which is communicated to, developed in whole or in part by, or access to which is obtained by the Employee. Such information may be in tangible or intangible form and shall include, but shall not be limited to, any such information embodied in or consisting of drawings, data, blueprints, memoranda, correspondence, flow charts, production and operating manuals, engineering technology, instrumentation, specifications, operating know-how, identity and involvement of research personnel, customer lists, sales and market information, business plans, process designs, documents, source codes, object codes, formulas, algorithms, trade secrets, information received in confidence from customers or others having dealings with the Company and any other information relating to the business of the Company, whether existing as of or developed or acquired after the date hereof.

     Restrictions.  During the term of employment of the Employee by the Company
     -------------
and thereafter, the Employee (i) shall maintain the Confidential Information in strict confidence; (ii) shall not disclose any Confidential Information to any person or other entity; (iii) shall not use any Confidential Information to the detriment of the Company or for the benefit of the Employee or any other person or entity; (iv) shall not authorize or permit such use or disclosure; and (v) shall comply with the policies and procedures of the Company regarding use and disclosure of Confidential Information.

     Protection and Return.  The Employee shall take measures reasonably
     ----------------------
necessary to safeguard the Confidential Information and to prevent its unauthorized use or disclosure and shall surrender to the Company at any time upon request, and in any event upon termination of the employment of the Employee by the Company, all Confidential Information, equipment, documents and records of any nature related to the business of the Company and all copies thereof in the possession or control of the Employee.

     Exceptions.  The restrictions on disclosure and use of Confidential
     -----------
Information shall not prevent the Employee from: (i) using information in the proper performance of the Employee's duties; (ii) disclosing information to another employee or consultant to whom disclosure is required to properly perform the duties of either; (iii) disclosing information to another person or entity pursuant to a binding confidentiality agreement in a Company-approved form as part of the proper performance of the duties of the Employee or as authorized in writing by the Board of Directors; (iv) using or disclosing information to the extent such information is or may be, through no fault or disclosure of the Employee, generally made known to the public or throughout the industry in which the Company is engaged; or (v) using or disclosing information which is disclosed to the Employee after termination of the Employee's employment with the Company by a third-party who is under no duty or obligation not to disclose such information.

                                   EXHIBIT C


                               PROVISIONS RELATED
                     TO OWNERSHIP OF INTELLECTUAL PROPERTY
                     -------------------------------------


     (a) Definitions.  The term the "Company" means SMT Health Services Inc., or
         ------------
any subsidiary thereof. The term "Intellectual Property" means any information, invention, data, discovery, product, process, trade secret, source code, object code, computer program, data base, data file, copyright, trademark, service mark or other intellectual property (whether or not such property can be protected by copyright, patent or otherwise and whether or not reduced to writing or to practice) developed, made, conceived, contributed to or reduced to practice by any Company employee, officer, director, representative or agent or by any person or entity under contract with or pursuant to any other arrangement with the Company, which is in any way related to the business, operations or proposed operations of the Company or which is in any way the result of any person or entity having used the Company's resources, whether laboratory equipment, personnel, computers, communications facilities, programs, information, data bases, office facilities, process designs or otherwise.


     (b) Ownership.  The Employee acknowledges that any and all Intellectual
         ----------
Property is and shall be owned solely and exclusively by the Company and the Employee shall have no ownership or other rights with respect thereto.

     (c) Disclosure and Assignment.  Any and all Intellectual Property
         --------------------------
developed, made, conceived, contributed to or reduced to practice by the Employee, alone or with others, during the period of the Employee's employment or other association with the Company, whether or not during working hours, (i) which is within the scope of the duties, projects or technologies to which the Employee was assigned or became involved during the period of the Employee's employment or other association with the Company; (ii) which is related to any area for which the Employee was assigned responsibility during the Employee's employment or association with the Company; or (iii) which is in any way the result of the Employee having used the Company's resources, whether laboratory equipment, personnel, computers, communications facilities, programs, information, data bases, office facilities, process designs or otherwise, is and shall be owned solely and exclusively by the Company. To the extent any such Intellectual Property can be protected by copyright, and is deemed in anyway to fall within the definition of "work made for hire" as such term is defined in 17 U.S.C. (S)101, such Intellectual Property shall be considered to have been produced under contract for the Company as a work made for hire. In any event, and regardless of whether such Intellectual Property is deemed to be a "work made for hire", the Employee shall disclose any and all such Intellectual Property to the Company and does hereby assign to the Company any and all right, title and interest the Employee may have in such Intellectual Property including, but not limited to, any and all copyright, patent and other intellectual property and proprietary rights the Employee otherwise may have had in such Intellectual Property, such as the right to secure copyright registrations, renewals, reissues and extensions and to file for and obtain patent and other property and proprietary right protection with respect thereto. Upon the Company's request at any time and from time to time, including any time after termination of the Employee's employment with the Company, the Employee shall execute and assign to the Company applications to domestic and foreign governmental agencies for copyrights and letters patent covering such Intellectual Property and the Employee shall execute and deliver to the Company such other instruments as the Company deems necessary to vest in the Company the sole ownership of and exclusive worldwide rights in and to, all of such Intellectual Property.

                                   EXHIBIT D

                       ADDITIONAL RESTRICTIVE COVENANTS
                       --------------------------------


     Definitions.   As used herein the term the "Company" means SMT Health
     ------------
Services Inc., or any subsidiary thereof


     No Customer Contact.  The Employee shall not directly or indirectly contact
     --------------------
any Customer (as defined in the next sentence) for the purpose of introducing, offering, or selling to such Customer any products or services that compete with the products and services offered by the Company. For purposes of this paragraph, "Customer" shall mean anyone (i) with whom the Employee or any person reporting to the Employee has had contact or has had negotiations on behalf of the Company during the term of the Employee's employment with the Company, (ii) with whom any other person has had contact or has had negotiations on behalf of the Company during the year immediately preceding termination of the Employee's employment with the Company, of which contact or negotiations the Employee had knowledge while the Employee was employed by the Company, or (iii) whom the Employee knew (while the Employee was employed by the Company) the Company intended to contact during the year immediately preceding or the year immediately following termination of the Employee's employment.

     No Solicitation.  The Employee shall not directly or indirectly solicit an
     ----------------
employee or consultant of the Company to terminate his or her employment or contractual relationship with the Company and become employed or engaged by the Employee or any other person or entity in substantially the same or a similar business as that engaged in by the Company if such employment would involve the performance of services and duties substantially the same or similar to those the employee or consultant performed for the Company.

                                   EXHIBIT E


                                PROMISSORY NOTE
                                ---------------


$               Dated as of
 --------------             --------------


     FOR VALUE RECEIVED, intending to be legally bound, the undersigned ("Maker") hereby promises to pay to the order of SMT Health Services Inc., its successors and assigns (hereinafter referred to as "Payee") upon the schedule
set forth below, the principal sum of       Dollars ($          ), together
                                      -----           ----------
with interest on the unpaid principal amount of this Promissory Note from time to time outstanding. The unpaid principal amount of this Promissory Note shall bear interest at the rate of [APPLICABLE LONG TERM FEDERAL RATE] per annum. Maker shall pay to Payee the entire principal amount and all accrued interest on [THE TENTH ANNIVERSARY OF THE DATE OF THE NOTE].

     Payments shall be made to Payee at the principal office of the Payee or such other place as Payee may designate in writing to Maker, in lawful money of the United States of America in immediately available funds without set-off, counterclaim or other deduction of any nature.

     Maker may prepay this Promissory Note at any time in whole or in part without payment of penalty; provided, however, that any such prepayment of principal shall be accompanied by the payment of interest accrued to the date of such prepayment and all costs, expenses or charges then owed to Payee pursuant to this Promissory Note.

     Upon the occurrence of any one of the following events ("Events of Default"), the entire principal amount outstanding and all accrued interest thereunder shall at the option of Payee, without any prior notice, presentment or demand, become immediately due and payable in full:

     (i) Failure of the Maker to perform or observe any of the Maker's covenants or agreements under this Promissory Note; or

     (ii) An assignment by the Maker for the benefit of the Maker's creditors, or the commencement by or against the Maker of any bankruptcy, insolvency, liquidation, receivership or similar proceedings.

     Payee may, without notice and without releasing the liability of Maker, grant extensions and/or renewals hereof from time to time or for any term or terms. No delay by Payee or their assignee in exercising any power or right hereunder, and no partial exercise of such power or right, shall operate in any way as a waiver of any subsequent exercise thereof. Payee shall not be liable for or prejudiced by failure to collect or lack of diligence in bringing suit on this Promissory Note or any renewal or extension hereof. This Promissory Note shall be governed and construed under the laws of the Commonwealth of Pennsylvania. Demand, presentment, protest, notice of dishonor and notice of default are hereby waived. If any provision of this

Promissory Note shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Promissory Note, but this Promissory Note shall be construed as if this Promissory Note had never contained the invalid or unenforceable provision. Maker agrees that his liability hereunder shall be binding upon his personal representatives, heirs assigns; provided, however, that Maker may not assign or transfer his obligation hereunder without the prior written consent of Payee. This Promissory Note may be assigned by Payee without the consent of Maker.

                                                MAKER:



                                                ----------------------------
                                                JEFF D. BERGMAN

                                  EXHIBIT F


The Company's certificate of incorporation shall provide as follows:
--------------------------------------------------------------------


1. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall be entitled to be indemnified by the Corporation to the full extent then permitted by law or to the extent that a court of competent jurisdiction shall deem proper or permissible under the circumstances, whichever is greater against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article Seventh. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, or agent and shall inure to the benefit of the heirs and personal representatives of such person.


2. The personal liability of directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph 7 of Subsection (b) of Section 102 of the General Corporation Law of the State of Delaware as the same may be amended and supplemented.

The Company's By-laws shall provide as follows:
-----------------------------------------------


1. The Corporation shall, to the fullest extent permitted by the laws of the state of incorporation, indemnify any and all persons whom it shall have power to indemnify against any and all of the costs, expenses, liabilities or other matters incurred by them by reason of having been officers or directors of the Corporation, any subsidiary of the Corporation or of any other corporation for which he acted as officer or director at the request of the Corporation.

                                   EXHIBIT G


     SECTION 1.  General.  The Company shall indemnify Employee if he is a party
                 -------
or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding ("Payments") if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, including without limitation, those resulting from actual or alleged breach or neglect of duty, error, misstatement or misleading statement, gross negligence, negligence or act giving rise to strict or products liability, whether occurring prior to or after the date of the Employee's current Employment Agreement. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a
        ---- ----------
presumption that Employee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2.  Derivative Actions.  The Company shall indemnify Employee if he
                 ------------------
is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against Payments if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, including without limitation, those resulting from actual or alleged breach or neglect of duty, error, misstatement or misleading statement, gross negligence, negligence or act giving rise to strict or products liability, whether occurring prior to or after the date of the Employee's current Employment Agreement; provided that no indemnification shall be made in respect of any claim, issue or matter as to which Employee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Employee is fairly and reasonably entitled to indemnity for Payments which the Court of Chancery or such other court shall deem proper.

     SECTION 3.  Indemnification in Certain Cases.  If Employee is entitled to
                 --------------------------------
indemnification in respect to a portion, but not all, of any matter pursuant to
Section 1 or Section 2 hereof, the Company shall indemnify Employee to the maximum extent for such portion. To the extent that Employee has been successful in whole or in part on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 hereof, or in defense of any claim, issue or matter therein, or shall otherwise be determined to be entitled to indemnification in whole or in part, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such matter.

     SECTION 4.  Advances for Expenses.  Expenses (including attorneys' fees)
                 ---------------------
incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Employee to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company as authorized herein or otherwise.

     SECTION 5.  Rights Not-Exclusive.  The indemnification and advancement of
                 ---------------------
expenses provided by, or granted pursuant to, the other subsections hereof shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     SECTION 6.  Insurance.  The Company shall purchase and maintain insurance
                 ---------
on behalf of Employee against any liability asserted against him and incurred by him in the capacity of a director, officer, employee agent, of the Company or of another corporation, partnership, joint venture, trust or other enterprise, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Section 17 of his Employment Agreement including the provisions hereof.

     SECTION 7.  Definition of Company.  For the purposes hereof, references to
                 ---------------------
the "Company" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that if Employee is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions hereof with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

     SECTION 8.  Survival of Rights.  The indemnification and advancement of
                 -------------------
expenses provided by, or granted pursuant to Section 17 of the Employee's Employment Agreement, including without limitation this Exhibit G shall continue
                                                        ---------
even when Employee has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators.

                                     G - 2